Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-277420, 333-270144, 333-262862, 333-253706, 333-236842, 333-230141, and 333-227433) of Eventbrite, Inc. of our report dated February 28, 2023 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
February 27, 2025